Exhibit 99.1
Final Transcript
Conference Call Transcript
DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
Event Date/Time: Feb. 06. 2007 / 10:00AM ET

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
CORPORATE PARTICIPANTS
Stephen Jumper
Dawson Geophysical Company — President and CEO
Christina Hagan
Dawson Geophysical Company — EVP and CFO
Decker Dawson
Dawson Geophysical Company — Founder and Chairman
CONFERENCE CALL PARTICIPANTS
Neal Dingmann
Dahlman Rose — Analyst
Corwin Dupree
Capital One Southcoast — Analyst
Darren Horowitz
Raymond James — Analyst
Mark Flater
Private Investor
William Tichy
Beddow Capital Management — Analyst
Wally Morbray
Private Investor
Byron Pope
Pickering Energy Partners — Analyst
Walter Ramsley
Walrus Partners — Analyst
PRESENTATION

Operator
Good morning. My name is Lashanta and I will be your conference operator today. At this time, I would like to welcome everyone to the Dawson Geophysical Q1 2007 conference call. All lines have been placed on mute to prevent any background noise.
After the speakers’ remarks, there will be a question and answer session. [OPERATOR INSTRUCTIONS]
Mr. Jumper, you may begin your conference.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Thank you, operator. Good morning, and welcome to Dawson Geophysical Company’s first quarter fiscal 2007 earnings and operations conference call. As the operator said, my name is Stephen Jumper, and I serve the company as President and Chief Executive Officer.
I am joined today by Christina Hagan, Executive Vice President and Chief Financial Officer, Decker Dawson, Founder and Chairman of the Company, and Ray Tobias, Executive Vice President and Chief Operating Officer.
Today’s call will be presented in three segments. I will make some opening remarks and then Chris will join the discussion and give us an overview of our financial results. I will then return for an operations update before we open the call up for questions. The call is scheduled for

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
approximately 30 minutes, and I want to remind everybody that we will not be providing any guidance in terms of revenue, EBITDA, or earnings.
Our first quarter fiscal 2007 was another quarterly record in terms of revenue, EBITDA, and net income. We were able to post these results during a quarter which has historically been our most difficult operating quarter, due to shorter days, weather concerns, and holiday season.
Our growth in revenue, EBITDA and earnings were the result of a combination of factors, including price improvement for our services, more favorable contract terms, improved crew productivity, increased channel count on existing crews, and the addition of the 12th and 13th crews, which worked all the first quarter. The weather conditions in the first quarter were considered favorable.
At this point, I will turn control of the call over to Chris Hagan, our CFO, to further discuss our financial results.

Christina Hagan — Dawson Geophysical Company — EVP and CFO
Thank you, Steve. Please be advised that our following remarks, including answers to your questions, include statements that we believe to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act.
These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those currently anticipated. Those risks include, among others, matters that we have described in our earnings release, as well as our filings with the Securities and Exchange Commission.
We disclaim any obligation to update these forward-looking statements. During this conference call, we will make references to EBITDA, which is a non-GAAP financial measure. A reconciliation of this non-GAAP measure to the applicable GAAP measure can be found in our earnings release.
Turning to our financial results, today, we reported record revenues of $53,654,000 for the quarter ending December 31, 2006, the company’s first quarter of fiscal 2007, as compared to $35,493,000 for the same quarter in fiscal 2006, an increase of 51%.
Revenue growth in the quarter was primarily due to factors Steve has mentioned, as well as the fielding of two additional seismic data acquisition crews in June and October of 2006, the company’s 12th and 13th crews.
With regard to third-party charges as a percentage of revenue, the amount in the first quarter of fiscal 2007 was slightly more than in the first quarter of fiscal 2006 and slightly less than in the fourth quarter of fiscal 2006.
Third-party charges are the use of helicopter support services, specialized survey technologies, and dynamite energy sources, which will be reimbursed by the client. Net income for the first quarter of fiscal 2007 was $5,435,000, compared to $2,300,000 the same quarter of fiscal 2006, an increase of 136%.
Earnings per share for the first quarter of fiscal 2007 were $0.72 per share, compared to $0.31 per share in fiscal 2006 for the same quarter. EBITDA for the first quarter of fiscal 2007 was $12,668,000, compared to $6,412,000 in the same quarter of fiscal 2006, an increase of 98%. The company has also increased the size of its credit revolver from $10 million to $20 million. No amounts are currently borrowed under this revolver.
This concludes a review of the financials and I will now turn the call back over to Steve.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Thank you, Chris. Our recent growth has been fueled by continued risk exploration activities by our client companies. Despite recent changes in commodity prices, demand for our services remains robust, as we continue to maintain a record order book.
While the majority of our contracts are cancelable on short notice, we feel we have commitments for all 13 crews well into calendar 2007, with several crews booked into calendar 2008. We continue to operate under a balanced mix of turnkey and day rate agreements.

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
In response to continued strong demand, we have increased our previously reported capital budget by $20 million, bringing the total for fiscal 2007 to $35,100,000. Included in the capital budget are 18 energy source units and two 8,500-channel Aram ARIES recording systems, along with other technical and operational improvements.
It is our intention to deploy an additional crew, equipped with one of the 8,500-channel Aram systems in April of this year and to replace the recording system on existing crew, an I/O System II, with a second Aram in June. Both crews will operate in west Texas under new multi-year contracts.
We currently operate six I/O System II RSR crews, five I/O System II cable crews and two Aram ARIES crews. One of the I/O cable crews is deployed as the Q-Land crew under the agreement with Western Geco. We own 95 vibrator energy source units, but operate two crews without vibrator energy source units. These two crews utilize dynamite as their primary energy source, which we subcontract as a third-party reimbursable item.
Upon delivery of the 18 energy source units in mid-summer, we will have one crew without vibrator energy sources, inclusive of the additional crew. Our current channel count of approximately 75,000 will increase to an excess of 92,000 upon delivery of the two Aram systems. We continue to describe the 13th crew as a provisional crew.
It is our intention and desire to operate the 13th crew on a continuous basis, depending upon availability of energy source units and permit status of existing programs. Operations are currently active in west Texas, south Texas, Fort Worth Basin, Arkansas, Utah, Wyoming, Oklahoma and the Appalachian Basin.
Requests for bids continues to be strong and we have added technical and operational staff in our Midland, Denver, and Oklahoma City offices, as well as our newly formed support Michigan office.
In addition, data processing, while still a small part of our revenue stream, continues to gain market share. We remain extremely optimistic about our future. We will continue to be subject to the level of spending by our client companies in the long term, and while recent setbacks in commodity prices have not affected demand for our services, we are monitoring our relationships with our clients closely to ensure we are providing value through all of the services we offer.
We are in a value business. We’re in a relationship business, and we feel it’s very important that we continue to gain efficiencies and provide our product and provide value to our clients.
During fiscal 2007, we will begin to realize the effect of the additional crew, the 14th, as well as the changeover to the Aram system on the existing crew. Channel count growth will continue to be a factor as demand for higher-resolution seismic surveys and better images dictates. In addition, higher channel counts will provide opportunities to increase productivity, as well as reduce overall cost for our clients.
The increase in the number of energy source units will provide more flexibility with crew scheduling, thereby reducing our risk of downtime per permit somewhat. On a quarterly basis, the determining factors affecting our results will continue to be weather downtime and our abilities to secure land access permits in a timely matter.
At this point, operator, we will open the call up for questions.
QUESTION AND ANSWER

Operator
[OPERATOR INSTRUCTIONS]
Your first question comes from Neal Dingmann with Dahlman Rose.

Neal Dingmann — Dahlman Rose — Analyst

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
Good morning, Steve, Dawson. Great quarter. Steve, could you give me maybe a little color. You talked about all the different areas. Is there any certain regions that stand out in this previous quarter, and then with this new system that you’re going to roll out, are you going to direct that to one region versus another?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Well, the new crew, the 14th crew, as well as the crew that will be converted to an Aram, will be deployed in west Texas. I think the Appalachian basin provides a lot of promise for us long term, and that’s the reasoning behind our Michigan office. We had some opportunity there to add some support personnel.
We think that region has opportunity, and of course we continue to be very active in the Barnett Shales play of the Fort Worth Basin, as well as the Deep Delaware of west Texas. And I think we’ll continue to see growth and activity in the Fayetteville Shale plays of Arkansas.

Neal Dingmann — Dahlman Rose — Analyst
Okay, should I read anything into as far as you didn’t say too terribly much on the Q system and then this new crew that’s going out. I noticed, obviously, it’s not going to employ the Q system. Could you discuss that a little bit.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Well, we’re still active with Western Geco in our Q-Land agreement. We’re still operating on the project in west Texas. I suspect that upon completion of this project we will take a short break under that agreement while Western Geco compiles the results of the survey and markets the data in the lower 48.
I think we have said in the past that we feel very strongly about the technology that the Q-Land system brings to the U.S. We don’t think it’s something that will be used everywhere. It’s not catch-all for all surveys, but it certainly has some tremendous opportunities, and I think, and we certainly believe, that the results will speak for themselves. And so while that crew takes a short break from Q-Land, they will be redeployed with an I/O System II and maintain operations.

Neal Dingmann — Dahlman Rose — Analyst
Sounds good, Steve. And then last question, I think I asked Decker this last time, is things seem to be getting better and better every quarter. I’m just wondering once again if this is about as good as he’s seen it, or if we go back to the ‘80s, was it better then? I’m just wondering to hear Decker’s opinion on where we’re sitting now.

Decker Dawson — Dawson Geophysical Company — Founder and Chairman
Certainly, no question, I’ve never seen this much demand for this long a period. It’s very robust.

Neal Dingmann — Dahlman Rose — Analyst
And as far as just overall, Decker, has it always been sort of — this time seems to me to be sort of every region. Is that, I guess, your read? And was that the case prior, or was it more sort of regional specific?

Decker Dawson — Dawson Geophysical Company — Founder and Chairman
Yes.

Neal Dingmann — Dahlman Rose — Analyst

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
Okay, perfect. Thanks, guys. Great quarter.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Thanks, Neil.

Operator
Your next question comes from Corwin Dupree with Capital One Southcoast.

Corwin Dupree — Capital One Southcoast — Analyst
Good morning. Congratulations on a great quarter.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Thanks, Corwin.

Corwin Dupree — Capital One Southcoast — Analyst
I was wondering, have you seen an impact recently on the winter weather in some of your regions?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Well, in Q1 of ‘07, the conditions were favorable for operations up until about the last week or so of December. I would say that January, in all areas of operations for us, has been a tough weather month and has been — into early February. So I don’t know what the impact of that’s going to be. The weather has certainly been more of a factor in January than in the prior quarter.

Corwin Dupree — Capital One Southcoast — Analyst
Do you have any kind of down-time built into your contracts with the weather?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Yes, we do. There are down-time protections built into all of our contracts in various ways. They’re never full-margin coverage. They’re always a fixed-cost coverage-type situation, so weather will always been an impact and it’s something that we’re very — that we monitor very closely in our relationships with our clients. When there’s weather downtime, we’re not happy and our clients aren’t happy, and so we are always in some form of negotiation, so to speak.

Corwin Dupree — Capital One Southcoast — Analyst
Okay, great. Thank you very much. Again, great quarter.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Thanks, Corwin.

Operator

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
Your next question comes from Darren Horowitz with Raymond James.

Darren Horowitz — Raymond James — Analyst
Well, good morning, Mr. Dawson, Steve, Ray, and Chris.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Good morning, Darren.

Darren Horowitz — Raymond James — Analyst
It was a great quarter. Happy to see the 13th crew working full time, and now the 14th crew coming into the fold, who would have thought? Steve, you’re running the 13th crew. It looks like you’re going to continue to run it through at least the fiscal second quarter, probably through the entire fiscal second quarter, because demand dictates such. However, your operating margin this quarter was about 15.8%. It was down a little bit sequentially, about 20 basis points.
Now, we have discussed before on some previous conference calls about focusing on efficiencies and trying to extract the highest profitability per crew. And my question is, when do you think you’re going to hit your stride in terms of operating margins? So if you bring the 14th crew in around the April timeframe, it’s probably looking like the latter portion of fiscal 2007 before you really start extracting those synergies and get that operating margin up. Is that fair?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Yes, I would — Darren, we did operate the 13th crew for all of the first quarter, although I would say that that crew has not yet reached full efficiency, and I’m not sure when that crew will hit. They’ve been subject to some serious weather issues here, particularly in January.
But I would suspect that the 14th crew will gain efficiency sometime, I would hope, by midsummer and the one that we’re switching over should gain efficiencies right away. And I would remind you on these margins, these operating margins, that we have the effect of the reimbursable items in there, as well.

Darren Horowitz — Raymond James — Analyst
How does — when you look out at the marketplace, and, Steve, maybe this is a question for you, as well as Mr. Dawson, how do you view the competitive landscape changing with more M&A activity now, certainly as what’s happened over the last six to nine months, as it relates to pricing?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Well, I don’t think that the recent M&A activities had much of an impact on us, particularly the most recent one. I think pricing is getting better all the time. Certainly, pricing is a very difficult thing to quantify, Darren, as we’ve discussed, because what we do today is not what we did a year ago, and so we’re always looking at price increases and how it relates to value.
But I have not felt certainly any softening in pricing. I can’t tell you that I’ve seen any great increase in pricing strength in the last quarter or so, but I think pricing will continue to remain strong. And I think, as you mentioned earlier, we’ll have to continue to work on efficiencies and through productivity issues.

Darren Horowitz — Raymond James — Analyst

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
Sure, I guess the logical second part to that question would be, when you look out, obviously, with the current gas price volatility that we’ve been experiencing, how has the permitting process been adjusted, or has it been adjusted by your customers?
Have they been withholding finalizing some of their budgets as they’re waiting to get a bit more of a concrete look on where the natural gas strip is going to be? Or has anything changed, because, obviously, the permitting process and everything else, when the work comes into the backlog and it’s worked off, can also affect margins. Has that changed a great deal?

Stephen Jumper — Dawson Geophysical Company — President and CEO
No, Darren, I don’t think so. We’ve not seen any changes in operations or in demand or bids or anything else, based on the gas prices. We’re moving ahead. I think we’re viewed as more of a long-term proposition.
The permitting problem is more related to just the size of the beast, so to speak. With 13 crews out there, it’s just more and more difficult to keep all 13 up and running from a permitting standpoint. So I think permit issues are more related to the size of the projects and where they’re located than supply driven.

Darren Horowitz — Raymond James — Analyst
With the 13th and the 14th crew being booked out on some longer-term contracts, does that mean that you could be in jeopardy of losing some shorter-term work, if permits become available, you just might not have the capacity to fill that demand?

Stephen Jumper — Dawson Geophysical Company — President and CEO
I don’t think so. The 13th crew is not really booked on a long-term deal. The 14th crew is and one of our existing crews is going to be booked. No, we’ve been able to meet demand on short-term projects very effectively.
That, in essence, is what solves our permit dilemma. If we can keep some projects in house and they can permit very quickly, then they will fill holes that make this due to permitting restrictions on larger projects.

Darren Horowitz — Raymond James — Analyst
Thanks, Steve, I always appreciate the time.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Thanks, Darren.

Operator
Your next question comes from Mark Flater, a private investor.

Mark Flater Private Investor
Good morning, gentlemen. Chris.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Good morning.

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
Mark Flater Private Investor
As a private stockholder, rather than congratulate you, I’m just going to say thank you.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Thank you.

Mark Flater Private Investor
I had a follow-up question on efficiencies. During the last conference call, you indicated, Stephen, that you thought there were still efficiencies to be realized, my understanding was, amongst all of the crews. Do you see that moving forward? Do you think that there is still some improvement there amongst all of the crews?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Yes, I think that we are always in a position to improve efficiencies. I think channel count availability helps increase efficiencies, as well as pricing. I think seasoning of crews helps efficiency.
I think our in-house design and technical teams who are constantly evaluating ways to design surveys to be more cost effective for our clients and more efficient for us, I think they’ve done an outstanding job, as well as our operational people.
We’ve got a real demand on our industry and our science, and that is high-resolution images and to provide these services faster and more cost effectively. And we really have opportunities, I believe, going forward, to through efficiencies and the services we provide, I think we have real opportunities to increase the margins that we’re all concerned about, the issue that Darren raised, but, more importantly, to add value to our clients and actually bring down their cost per unit of data.
So I’m really excited not just about the demand that’s out there, but I’m really excited about our opportunities to do what we do best, and that’s help our clients find oil and gas very cost effectively.

Mark Flater Private Investor
Do you think that the 13th crew — my understanding is you were operating that crew essentially with the existing personnel rather than hiring additional personnel. Did that impact the other 12 crews’ abilities to operate at top efficiency?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Any time we add a crew, we at some level impact existing crews by taking personnel off of them, yes. I don’t know to what effect we had an impact on them, but we certainly — we take a new crew very, very seriously, and it’s not something that we just put together. That crew has to perform with the same quality and to the same expectations as the others, and so that’s really been our constraining factor on our growth, is our ability to put quality people in place. And I think we’ve been able to do that. It’s just a matter of getting them working together.

Mark Flater Private Investor
When do you anticipate beginning the hiring process for the 14th crew?

Stephen Jumper — Dawson Geophysical Company — President and CEO
It’s underway.

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
Mark Flater Private Investor
Okay. And then could I ask one other question about the provisional — the contract provisions for weather? Do you see those provisions increasing, strengthening? Are your customers allowing you to better cover yourself for weather, or are you to the point where those provisions are pretty much as good as you could ask them to be?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Well, I think in some cases, they’re as good as we could ask them to be, as I’ve said earlier, and as I’ve said in the past, they’re never full margin, nor do we expect them to be full margin, and they’re always something that’s negotiable.
Long-term weather down-time is not something that any of us are happy about, and so I think we’re probably in about as good a shape going forward from a weather down-time standpoint as we can be.

Mark Flater Private Investor
Okay. And then, if I could, you made one reference to data processing, that that is an area where you’re gaining market share. My understanding in the past is that you didn’t really do much data processing that you were being paid for. Obviously, that is changing, or perhaps I misunderstood in years past.

Stephen Jumper — Dawson Geophysical Company — President and CEO
We are gaining market share. We’re gaining in our Houston center particularly, but we’ve also gained in our ability to do field startup processing and on-site processing. Those are two services that we’ve really focused on here in the last year and, because of that, we’re starting to get into more and more doors from a processing standpoint and let our results show. And I think our guys have done an outstanding job of providing very quality product.
The data processing business is very competitive. It’s a very low cost of entry business, and so it’s always going to be a tough business to be in, and it’s always one that we have looked at more as a service, you’re right, in that it’s been more of a service and a complementary science to what we do.
But here, lately, we’ve been able to generate more and more revenue, so we’re excited about their prospects. I don’t know that it will ever be a big impact on our bottom line, but it’s certainly from a technical standpoint, it’s certainly helping us gain.
The important part about data processing is it also opens up opportunities for us on the data acquisition standpoint as well, from a technical demand side.

Mark Flater Private Investor
But you do see it today as being something that is not just a cost that you have to bear, but it actually is generating revenue, and is it break even or better?

Stephen Jumper — Dawson Geophysical Company — President and CEO
We don’t break out their processing results in that detail, but they’re doing much better, and doing well.

Mark Flater Private Investor
Well, again, thank you, from my perspective, for your efforts and the returns that I’m seeing on my investment.

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
Stephen Jumper — Dawson Geophysical Company — President and CEO
Thank you.

Operator
Your next question comes from William Tichy with Beddow Capital Management.

William Tichy — Beddow Capital Management — Analyst
Hello, Steve, Decker, and Chris.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Good morning, Bill.

William Tichy — Beddow Capital Management — Analyst
Listen, I was kind of curious. You’ve had kind of sales growth here that’s pretty clearly on a long-term basis unsustainable, 50%-plus, 51% in the quarter. How much of a role did pricing play in that growth rate and also the after-tax margins and 10%-plus as opposed to just higher crew costs and channel costs and that sort of thing?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Oh, Bill, I don’t know that we’ve actually — that I can actually break out what percentage of that was actual pricing, because, as we’ve said before, what we do today is different. I think the pricing issue, and certainly there is demand-driven pricing that’s out there, and we’ve been able to increase day rates on certain crews certain amounts, depending upon their configuration.
But I think what’s really opened the door for us more than just a direct price increase is probably the channel count growth and the pricing that just more channels dictates in and of itself. So, from a pricing standpoint, it’s down-time for weather, it’s pricing for additional services, and it’s demand-driven pricing and just pricing based on overall channel count and size of the crew that’s all playing a factor in there.
And I don’t know that we have an opportunity to maintain, like you said, 50% growth rates, quarter-to-quarter. We certainly hope so, but I think we have opportunity to continue growing revenues going forward, because this new crew that’s going out is 8,500 channels, and we’re going to have two of those crews out there with 8,500 channels. And that’s up from the 5,000 channel crews that we’re operating, so that in and of itself is going to be a pricing increase going forward.

William Tichy — Beddow Capital Management — Analyst
As a corollary, I’m kind of curious, since last summer, July, when oil was $77 a barrel or whatever it was and then the gas prices came off with the early warm winter, did you see any tougher stance on the part of your E&P operator customers with regard to negotiating contracts? Or were they kind of looking over the longer term and feeling that $50 oil and $6 gas wasn’t going to kind of crunch their plans to use your services?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Well, we obviously are watching those commodity prices very, very closely and monitoring our relationships very closely. But I think all indications we get is it’s full speed ahead with seismic. I think there is a need to evaluate prospects, projects, and develop more prospects. As far as negotiating with our clients, I think our clients are very savvy in that they understand the value of seismic and are looking at the return on their investments as well.

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
I think we’ve always been very, very cognizant of their desire to get more data and get better images. And, therefore, I think more than just the demand issue in pricing, commodity pricing issue, Bill, it’s probably been more of a how can we help you solve your geophysical problem and help you find oil and gas very cost effectively? I think that’s where the center of our negotiations have always been and will continue to be.

William Tichy — Beddow Capital Management — Analyst
Good. Thank you very much.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Thanks, Bill.

Operator
Our next question comes from Wally Morbray, individual investor.

Wally Morbray Private Investor
Good morning, gentlemen. I’ve got two questions. First, just following on from that previous question, can you give an indication of the breakout between your clients that are seeking to verify or extend existing reserves compared to new exploration?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Oh, I think at this point we’re probably more on the exploration side right now than expanding current fields. I don’t know what the percentage is, but we cycle back and forth into exploration and exploitation work, as well as acquiring data over previously acquired surveys.
We’re not a one and done science. We’ve been in the reshooting business for many years and will continue to be so as technology developments. But I would say we’re probably more on the exploration side right now than any exploitation or development side.

Wally Morbray Private Investor
Good, thanks. And, secondly, there seems to be a general movement to getting this Aram equipment away from your I/O equipment. Can you just give a general dissertation on why you see this as superior, or why you’re moving to that?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Well, from a geophysical, technical standpoint, the seismic data recorded by the I/O System II, cable crew or radio crew, is equivalent to the data that’s recorded with the Aram system. The Aram system, in fact, utilizes the very same sensors or geophones that the other crews use.
The Aram has several advantages from a flexibility and operational standpoint — the ability to work in areas that may have some level of discontinuity, the speed of the overall speed of this system. It’s a newer platform.
It’s a more robust operating system, and so it has the very same technical merits as the other systems, but just from an efficiency and operational and expandability standpoint, they’re ahead of where the I/O System II and radio crews are that we currently operate.

Wally Morbray Private Investor
Good. Thank you very much. A good quarter.

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
Stephen Jumper — Dawson Geophysical Company — President and CEO
Thank you.

Operator
Your next question comes from Byron Pope of Pickering Energy Partners.

Byron Pope — Pickering Energy Partners — Analyst
Good morning.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Good morning.

Byron Pope — Pickering Energy Partners — Analyst
Just a quick question on CapEx. How much was spent in the December quarter? And as we think about the remainder of fiscal ‘07, is it fair to think that that CapEx would be front end-loaded with basically accruing the 14th crew as well as the energy source units?

Christina Hagan — Dawson Geophysical Company — EVP and CFO
Yes, our Q1 number for CapEx is going to be in the neighborhood of about $3 million, so we have quite a bit to do in the second quarter.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Quite a bit to go.

Byron Pope — Pickering Energy Partners — Analyst
Okay, and then, if I think about down the road, if there were to be a 15th crew, would you fund that through internal cash flows, or would that be part of the reason why you increased your credit facility? How do you think about kind of when you get to that point, if there was enough demand to staff a 15th crew. Would you do it through internal cash flows? Or potentially use your facility to do it?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Well, we are not considering a 15th crew at this time, and I know that we have said that in the past, but we don’t have a plan that’s going to say here’s how many crews we’re going to have by such and such a time. It truly is a situation that is a contract-by-contract basis.
We factor in the terms of the agreement, what kind of demand there’s going to be. Right now, we’re just trying to get our arms around the 13th crew and provide opportunities to keep it working and get this 14th crew up and running.
So, right now, we’ve got our plates full just getting these 14 deployed and the other one changed over. And I think at this point our intention, even though we’ve increased the revolver to 20 million, our intention, and we hope to get this all done through cash flow in the short term, but we had that revolver in place just in case.

Byron Pope — Pickering Energy Partners — Analyst

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
Okay, fair enough. Thanks.

Operator
Your next question comes from Walter Ramsley with Walrus Partners.

Walter Ramsley — Walrus Partners — Analyst
Congratulations. Terrific quarter. Just had a couple of follow-up questions. The 14th crew, and is that going to be essentially the same revenue-generating ability as the other crews? Is that the right way to look at it?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Well, with the higher channel count than the other crews that are currently operating, it will generate higher revenue than the others.

Walter Ramsley — Walrus Partners — Analyst
Okay, and the weather impact so far in Q2. Can you give us —?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Well, I can’t put a number on it. I don’t know what the bottom line is going to be, because we can gain a whole lot of efficiencies in February and March, but I will say that the weather situation in January, from the seismic operational standpoint, has been very difficult.

Walter Ramsley — Walrus Partners — Analyst
Okay, great. Thank you.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Thank you.

Operator
At this time, there are no further questions. Are there any closing remarks?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Yes. I want to thank everybody for their participation and interest in our company. I’d like to thank all of our employees for the efforts that they make in providing value with our services to our clients. I’d like to thank our loyal client base for their continued support and want to thank, of course, our valued shareholders.
In the month ahead, we will be presented at the EnerCom Oil Services Conference on February 15th, I believe, in San Francisco and at the Raymond James Investor Conference, I believe, on Tuesday, March 6th.
Both presentations will be webcast and available on our website. A replay of this call will be available on our website, as well, at www.dawson3d.com. Thank you for your interest and have a wonderful day.

Operator

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN — Q1 2007 Dawson Geophysical Earnings Conference Call
Excuse me, sir?

Stephen Jumper — Dawson Geophysical Company — President and CEO
Hello?

Operator
Yes, sir, you do have a follow-up question from Darren Horowitz with Raymond James.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Okay, okay.

Darren Horowitz — Raymond James — Analyst
You know what? Guys, it’s fine. I’ll handle it offline.

Stephen Jumper — Dawson Geophysical Company — President and CEO
You sure?

Darren Horowitz — Raymond James — Analyst
I sure will. Yes.

Stephen Jumper — Dawson Geophysical Company — President and CEO
Okay, thank you.

Operator
Thank you. This concludes today’s conference call. You may now disconnect.

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Final Transcript
Feb. 06. 2007 / 10:00AM ET, DWSN - Q1 2007 Dawson Geophysical Earnings Conference Call
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